Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:  October 21, 2010

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Third Quarter and Nine Month Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income  available to common shareholders of $341 thousand or $0.05 per diluted share for the quarter ended September 30, 2010, compared to a net loss of $1.1 million or $0.16 per diluted share for the third quarter of 2009.  Return on average assets and average common equity for the third quarter of 2010 were 0.34% and 2.66%, respectively.

For the nine months ended September 30, 2010, the Company reported net income available to common shareholders of $1.0 million or $0.14 per diluted share, compared to a net loss of $2.3 million or $0.33 per diluted share for the same period a year ago.  Return on average assets and average common equity for the nine month period were 0.33% and 2.72%, respectively.

Nine month results in 2009 were substantially impacted by the following items, which were not present during the first nine months of 2010:

•
The Company recognized a pre-tax other-than-temporary impairment (“OTTI”) charge during the second quarter of 2009 of $1.7 million, or $0.17 per diluted share, due to the deterioration of the underlying collateral of two pooled trust preferred securities.

•
The FDIC imposed a special assessment equal to 5 basis points of an insured depository institution's assets minus Tier 1 capital as of June 30, 2009. The Company recognized a charge of approximately $408 thousand, or $0.04 per diluted share, in the second quarter for this special assessment.

•	The Company recorded an additional provision for loan losses of $1.5 million in the third quarter of 2009.

James A. Hughes, President and CEO, stated, “We are pleased to report positive financial developments despite the impact the recession has had on many of our borrowers.”  Mr. Hughes continued, “Net income growth was driven by improving margins and the lower cost of interest-bearing deposits. We continue to remain optimistic about the opportunities ahead.  Despite the increase in nonperforming assets, resolution of many of our problem credits appears certain.”

Net Interest Income

For the quarter ended September 30, 2010, net interest income was $7.4 million, an increase of $554 thousand or 8.1% from the quarter ended September 30, 2009.  Factors affecting third quarter net interest income include:

•	The yield on interest-earning assets decreased 34 basis points to 5.30% from 5.64% for the same period last year. This was a result of interest-earning assets re-pricing in a low rate environment.
•	The cost of interest-bearing liabilities decreased 91 basis points to 1.89% from 2.80% a year ago. All interest-bearing deposit costs declined with the largest decline in savings deposits.
•	Net interest margin was 3.66%, a 49 basis point increase from 3.17% in the third quarter of 2009. This increase was driven by the reduced cost of funds.

Year-to-date, net interest income was $22.1 million, or 8.0% higher than the $20.5 million reported for the first nine months of 2009.  Factors affecting the nine month net interest income include:

•
The yield on earning assets decreased from 5.81% for the first nine months of 2009 to 5.35% for the first nine months of 2010. This was a result of interest-earning assets re-pricing in a low rate environment.

•
The cost of interest-bearing liabilities decreased from 2.98% for the first nine months of 2009 to 2.04% for the first nine months of 2010.  All interest-bearing deposit costs declined with the largest decline in time deposits.

•	Net interest margin for the nine months ended September 30, 2010 was 3.58%, an increase of 38 basis points from the same period last year.

Noninterest Income

For the quarter ended September 30, 2010, noninterest income totaled $1.5 million, an increase of $298 thousand from the quarter ended September 30, 2009.  The following factors impacted the quarter’s noninterest income:

•	Branch fee income remained relatively flat compared to the prior year period.
•	Service and loan fee income declined $147 thousand due to a lower level of loan prepayment fees.
•	There were $269 thousand in gains on the sales of SBA loans, compared to no gains in the prior year’s quarter.
•	Gains on the sales of residential mortgage loans totaled $247 thousand, compared to $71 thousand the prior year.
•
The quarterly increase in the cash surrender value of bank owned life insurance (“BOLI”) increased $23 thousand to $79 thousand.  This was the result of the Company purchasing $2.5 million in BOLI to help offset the rising cost of employee benefits during the first quarter of 2010.

•	Gains on the sales of investment securities amounted to $35 thousand, compared to $158 thousand in the prior year period.

For the nine months ended September 30, 2010, noninterest income amounted to $3.5 million, an increase of $1.9 million from the nine months ended September 30, 2009.  Excluding the effect of the OTTI charge noted above, noninterest income increased $186 thousand.  Noninterest income was affected by the following factors:

•	Branch fee income remained relatively flat compared to the prior year period.
•	Service and loan fee income decreased $241 thousand compared to the prior year period due to lower levels of prepayment fees.
•	Gains on sales on SBA loans amounted to $416 thousand, compared to $29 thousand a year ago.
•	Gains on the sales of residential mortgage loans amounted to $504 thousand, compared to $184 thousand from the prior year period.
•
The nine month increase in the cash surrender value of bank owned life insurance (“BOLI”) increased $64 thousand to $230 thousand.  This was the result of the Company purchasing $2.5 million in BOLI to help offset the rising cost of employee benefits during the first quarter of 2010.

•	Gains on the sales of investment securities amounted to $42 thousand, compared to $675 thousand in the prior year period.

Noninterest Expense

For the quarter ended September 30, 2010, noninterest expenses were $6.4 million, an increase of $294 thousand or 4.8% from the quarter ended September 30, 2009. The following factors affected our noninterest expense:

•
Compensation and benefits expense amounted to $3.0 million, an increase of $51 thousand or 1.8%.   This was the result of an increase in compensation, employee medical benefits costs and mortgage loan commissions, partially offset by lower incentive bonus payments.

•	Occupancy expense increased by $29 thousand or 4.9%, due to an increase in rental expense.
•	Furniture and equipment expense increased $26 thousand or 6.3%, primarily due to increased software and equipment lease expense, partially offset by a decrease in equipment depreciation expense.
•	Professional fees decreased $45 thousand, due to decreased consulting, loan review and audit costs.
•	Loan collection costs decreased $43 thousand, due to decreased collection costs on delinquent loans.
•	Other real estate owned (“OREO”) expense increased $306 thousand, due to increased maintenance and valuation related expenses on OREO properties.

For the nine months ended September 30, 2010, noninterest expenses were $18.4 million, an increase of $515 thousand or 2.9% from the same period a year ago. The following factors affected our noninterest expense:

•
Compensation and benefits expense amounted to $8.8 million, an increase of $395 thousand or 4.7%, due to increased compensation, higher employee medical benefits costs and increased residential mortgage commissions due to a larger sales volume, partially offset by lower incentive bonus payments.

•	Occupancy expense declined by $19 thousand or 1.0%, due primarily to a reduction in rental expense from a renegotiated lease.
•	Processing and communications increased $55 thousand or 3.5%, due primarily to increased data processing line costs.
•	Furniture and equipment expense decreased $70 thousand or 5.1%, primarily due to decreased depreciation expense as capital expenditures declined and decreased equipment maintenance charges.
•	Professional fees decreased $123 thousand, due to decreased consulting, loan review and audit costs.
•	OREO expense increased $476 thousand, due to increased maintenance and valuation related expenses on OREO properties.
•	FDIC insurance premiums decreased $378 thousand, due primarily to the $408 thousand second quarter 2009 special assessment.
•	Advertising expenses increased $105 thousand or 28.2%, due to increased marketing efforts.

Financial Condition

At September 30, 2010, total assets were $846.4 million, a 9.0% decrease from year-end.

•
Total loans decreased $27.5 million or 4.2%, from $657.0 million at December 31, 2009. SBA 7(a), SBA 504, commercial, residential and consumer loans decreased 8.1%, 7.9%, 3.0%, 1.2% and 5.7%, respectively.  Loan balances for the remainder of 2010 are expected to remain flat to down as the Company is no longer generating loans outside of its trade area and has decided to portfolio a limited number of fixed rate residential mortgages due to interest rate risk.  The Company continues to focus on stabilizing credit quality and preserving capital until economic conditions improve.

•
Total securities decreased $34.2 million since year-end as Unity received $37.2 million in principal payments, sold $13.4 million and had $14.8 million in bonds called during the nine month period, partially offset by $30.0 million in purchases.

•
Core deposits, excluding time deposits, increased $14.1 million during the nine month period to $480.6 million.  The increase was due primarily to a $7.7 million increase in demand deposits and a $6.0 million increase in savings deposits.  Time deposits decreased $102.2 million for the nine months ended September 30, 2010 due to planned run off of a maturing high rate promotion that was done late in 2008 to bolster liquidity.

•	Shareholders’ equity was $70.7 million at September 30, 2010, an increase of $2.9 million from year-end.
•	Book value per common share was $7.19, compared to $6.91 at year-end.
•	At September 30, 2010 the leverage, Tier I and Total Risk Based Capital ratios were 9.83%, 12.67% and 13.93%, respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $33.1 million at September 30, 2010, or 5.21% of total loans and OREO, compared to $27.5 million or 4.17% of total loans and OREO a year ago.
•
The commercial, residential, SBA, SBA 504 and consumer nonaccrual loans were $9.5 million, $6.1 million, $6.3 million, $5.2 million and $235 thousand, respectively.  The majority of nonaccrual loans are secured by real estate.

•
OREO assets totaled $5.8 million at September 30, 2010, an increase of $3.0 million, compared to $2.8 million a year ago.  The increase is related to the acquisition of titles through foreclosure proceedings.

•
The allowance for loan losses totaled $14.2 million at September 30, 2010, or 2.25% of total loans. The provision for loan losses for the quarter and nine months ended September 30, 2010 was $1.5 million and $4.5 million, respectively, compared to $3.0 million and $6.0 million for the quarter and nine month periods of 2009.

•
Net charge-offs were $1.3 million for the three months ended September 30, 2010, compared to $1.2 million for the same period a year ago.  Net charge-offs were $4.2 million for the nine months ended September 30, 2010, compared to $3.9 million for the same period a year ago.

Mr. Hughes added, “Unity continues to work diligently to assertively address problem loans, however, the backlog in the courts has significantly slowed the collection process.  The increase in nonperforming assets was due to the delay in the sale of many problem assets and further deterioration of substantial credits.   For the near term, the size of our loan loss provision will remain the most important single factor in our earnings.  However, we believe that with stabilization of our credit quality and a rebound in overall economic activity, we are well positioned for future growth.”

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $846 million in assets and $670 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
September 30, 2010

				2010.Q3 VS.
				2010.Q2	2009.Q3
Amounts in thousands, except percentages and per share amounts	9/30/2010	6/30/2010	9/30/2009%		%

BALANCE SHEET DATA:
Total assets	$846,385	$869,735	$922,689	-2.7%	-8.3%
Total deposits	670,158	693,232	750,665	-3.3%	-10.7%
Total loans	629,516	637,180	656,520	-1.2%	-4.1%
Total securities	134,820	143,662	171,501	-6.2%	-21.4%
Total shareholders' equity	70,730	69,633	67,385	1.6%	5.0%
Allowance for loan losses	(14,163)	(13,946)	(12,445)	1.6%	13.8%

FINANCIAL DATA - QUARTER TO DATE:
Income (loss) before provision (benefit) for income taxes	$968	$893	$(1,090)	8.4%	188.8%
Provision (benefit) for income taxes	242	212	(343)	14.2%	170.6%
Net income (loss)	726	681	(747)	6.6%	197.2%
Preferred stock dividends & discount accretion	385	379	372	1.6%	3.5%
Income available (loss attributable) to common shareholders	$341	$302	$(1,119)	12.9%	130.5%

Net income (loss) per common share - Basic	$0.05	$0.04	$(0.16)	25.0%	131.3%
Net income (loss) per common share - Diluted	$0.05	$0.04	$(0.16)	25.0%	131.3%

Return (loss) on average assets	0.34%	0.31%	-0.33%	9.7%	203.0%
Return (loss) on average equity	2.66%	2.43%	-9.14%	9.5%	129.1%
Effficiency ratio	72.47%	71.66%	77.72%	1.1%	-6.8%

FINANCIAL DATA - YEAR TO DATE:
Income (loss) before provision (benefit) for income taxes	$2,794	$1,826	$(1,774)	53.0%	257.5%
Provision (benefit) for income taxes	639	397	(559)	61.0%	214.3%
Net income (loss)	2,155	1,429	(1,215)	50.8%	277.4%
Preferred stock dividends & discount accretion	1,136	752	1,123	51.1%	1.2%
Income available (loss attributable) to common shareholders	$1,019	$677	$(2,338)	50.5%	143.6%

Net income (loss) per common share - Basic	$0.14	$0.09	$(0.33)	50.2%	143.3%
Net income (loss) per common share - Diluted	$0.14	$0.09	$(0.33)	49.9%	141.8%

Return (loss) on average assets	0.33%	0.32%	-0.18%	3.1%	283.3%
Return (loss) on average equity	2.72%	2.76%	-6.38%	-1.4%	142.6%
Effficiency ratio	71.72%	71.32%	77.12%	0.6%	-7.0%

SHARE INFORMATION:
Market price per share	5.25	5.35	4.20	-1.9%	25.0%
Dividends paid	-	-	-	0.0%	0.0%
Book value per common share	7.19	7.11	6.88	1.2%	4.6%
Average diluted shares outstanding (QTD)	7,467	7,475	7,119	-0.1%	4.9%

CAPITAL RATIOS:
Total equity to total assets	8.36%	8.01%	7.30%	4.4%	14.4%
Leverage ratio	9.83%	9.43%	9.08%	4.2%	8.2%
Tier 1 risk-based capital ratio	12.67%	12.39%	11.83%	2.2%	7.1%
Total risk-based capital ratio	13.93%	13.65%	13.09%	2.0%	6.4%

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$33,077	$29,799	$27,461	11.0%	20.5%
QTD net chargeoffs (annualized) to QTD average loans	0.80%	1.00%	0.73%	-19.9%	10.0%
Allowance for loan losses to total loans	2.25%	2.19%	1.90%	2.8%	18.7%
Nonperforming assets to total loans and OREO	5.21%	4.65%	4.17%	12.0%	25.0%
Nonperforming assets to total assets	3.91%	3.43%	2.98%	14.1%	31.3%

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2010

				2010.Q3 VS.
				2010.Q2	2009.Q3
Amounts in thousands, except percentages	9/30/2010	6/30/2010	9/30/2009%		%

ASSETS
Cash and due from banks	$16,928	$18,016	$17,035	-6.0%	-0.6%
Federal funds sold and interest-bearing deposits	30,379	37,478	48,853	-18.9%	-37.8%
Cash and cash equivalents	47,307	55,494	65,888	-14.8%	-28.2%

Securities available for sale	111,777	121,628	140,906	-8.1%	-20.7%
Securities held to maturity	23,043	22,034	30,595	4.6%	-24.7%
Total securities	134,820	143,662	171,501	-6.2%	-21.4%

SBA loans held for sale	19,021	22,093	21,364	-13.9%	-11.0%
SBA loans held to maturity	72,197	73,298	79,342	-1.5%	-9.0%
SBA 504 loans	65,075	65,343	71,432	-0.4%	-8.9%
Commercial loans	284,875	285,173	298,019	-0.1%	-4.4%
Residential mortgage loans	131,479	132,993	124,313	-1.1%	5.8%
Consumer loans	56,869	58,280	62,050	-2.4%	-8.3%
Total loans	629,516	637,180	656,520	-1.2%	-4.1%
Allowance for loan losses	(14,163)	(13,946)	(12,445)	1.6%	13.8%
Net loans	615,353	623,234	644,075	-1.3%	-4.5%

Premises and equipment, net	11,137	11,348	11,911	-1.9%	-6.5%
Deferred tax assets	7,168	7,485	7,256	-4.2%	-1.2%
Bank owned life insurance (BOLI)	8,732	8,653	5,946	0.9%	46.9%
Prepaid FDIC insurance	3,545	3,836	-	-7.6%	100.0%
Federal Home Loan Bank stock	4,656	4,656	4,677	0.0%	-0.4%
Accrued interest receivable	3,750	3,972	4,230	-5.6%	-11.3%
Other real estate owned (OREO)	5,773	3,728	2,774	54.9%	108.1%
Goodwill and other intangibles	1,548	1,552	1,563	-0.3%	-1.0%
SBA servicing assets	614	660	977	-7.0%	-37.2%
Other assets	1,982	1,455	1,891	36.2%	4.8%

Total assets	$846,385	$869,735	$922,689	-2.7%	-8.3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing demand deposits	$87,837	$87,908	$83,534	-0.1%	5.2%
Interest-bearing demand deposits	100,350	98,316	92,401	2.1%	8.6%
Savings deposits	292,372	291,355	263,758	0.3%	10.8%
Time deposits, under $100,000	124,851	143,617	209,050	-13.1%	-40.3%
Time deposits, $100,000 and over	64,748	72,036	101,922	-10.1%	-36.5%
Total deposits	670,158	693,232	750,665	-3.3%	-10.7%

Borrowed funds	86,044	87,672	85,000	-1.9%	1.2%
Subordinated debentures	15,465	15,465	15,465	0.0%	0.0%
Accrued interest payable	618	661	797	-6.5%	-22.5%
Accrued expenses and other liabilities	3,370	3,072	3,377	9.7%	-0.2%
Total liabilities	775,655	800,102	855,304	-3.1%	-9.3%

Cumulative perpetual preferred stock	18,894	18,770	18,418	0.7%	2.6%
Common stock	55,798	55,592	55,351	0.4%	0.8%
Retained earnings (deficit)	(473)	(815)	(1,253)	42.0%	62.3%
Treasury stock at cost	(4,169)	(4,169)	(4,169)	0.0%	0.0%
Accumulated other comprehensive income (loss)	680	255	(962)	166.7%	170.7%
Total shareholders' equity	70,730	69,633	67,385	1.6%	5.0%

Total liabilities and shareholders' equity	$846,385	$869,735	$922,689	-2.7%	-8.3%

Issued common shares	7,632	7,579	7,544
Outstanding common shares	7,207	7,154	7,119
Treasury shares	425	425	425

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
September 30, 2010

				2010.Q3 VS.
	For the Three Months Ended			2010.Q2		2009.Q3
Amounts in thousands, except percentages and per share amounts	9/30/2010	6/30/2010	9/30/2009		%	$	%

INTEREST INCOME
Federal funds sold and interest-bearing deposits	$21	$29	$32	$(8)	-27.6%	$(11)	-34.4%
Federal Home Loan Bank stock	65	49	101	16	32.7%	(36)	-35.6%

Securities available for sale	1,071	1,054	1,482	17	1.6%	(411)	-27.7%
Securities held to maturity	270	250	389	20	8.0%	(119)	-30.6%
Total securities	1,341	1,304	1,871	37	2.8%	(530)	-28.3%

SBA loans	1,225	1,300	1,498	(75)	-5.8%	(273)	-18.2%
SBA 504 loans	1,093	1,091	1,147	2	0.2%	(54)	-4.7%
Commercial loans	4,454	4,488	4,973	(34)	-0.8%	(519)	-10.4%
Residential mortgage loans	1,808	1,959	1,772	(151)	-7.7%	36	2.0%
Consumer loans	719	724	791	(5)	-0.7%	(72)	-9.1%
Total loans	9,299	9,562	10,181	(263)	-2.8%	(882)	-8.7%

Total interest income	10,726	10,944	12,185	(218)	-2.0%	(1,459)	-12.0%

INTEREST EXPENSE
Interest-bearing demand deposits	148	188	264	(40)	-21.3%	(116)	-43.9%
Savings deposits	639	728	1,032	(89)	-12.2%	(393)	-38.1%
Time deposits	1,450	1,687	2,950	(237)	-14.0%	(1,500)	-50.8%
Borrowed funds and subordinated debentures	1,077	1,078	1,081	(1)	-0.1%	(4)	-0.4%
Total interest expense	3,314	3,681	5,327	(367)	-10.0%	(2,013)	-37.8%

Net interest income	7,412	7,263	6,858	149	2.1%	554	8.1%
Provision for loan losses	1,500	1,500	3,000	-	0.0%	(1,500)	-50.0%
Net interest income after provision for loan losses	5,912	5,763	3,858	149	2.6%	2,054	53.2%

NONINTEREST INCOME
Branch fee income	359	331	373	28	8.5%	(14)	-3.8%
Service and loan fee income	251	245	398	6	2.4%	(147)	-36.9%
Gain on sale of SBA loans held for sale, net	269	147	-	122	83.0%	269	100.0%
Gain on sale of mortgage loans	247	112	71	135	120.5%	176	247.9%
Bank owned life insurance (BOLI)	79	78	56	1	1.3%	23	41.1%
Other-than-temporary impairment charges	-	-	-	-	0.0%	-	0.00%
Net security gains	35	4	158	31	775.0%	(123)	-77.8%
Other income	220	253	106	(33)	-13.0%	114	107.5%
Total noninterest income (loss)	1,460	1,170	1,162	$290	24.8%	$298	25.6%

NONINTEREST EXPENSE
Compensation and benefits	2,960	2,822	2,909	138	4.9%	51	1.8%
Occupancy	624	608	595	16	2.6%	29	4.9%
Processing and communications	529	555	531	(26)	-4.7%	(2)	-0.4%
Furniture and equipment	440	447	414	(7)	-1.6%	26	6.3%
Professional services	229	199	274	30	15.1%	(45)	-16.4%
Loan collection costs	272	243	315	29	11.9%	(43)	-13.7%
OREO expense	482	157	176	325	207.0%	306	173.9%
Deposit insurance	333	320	351	13	4.1%	(18)	-5.1%
Advertising	130	241	147	(111)	-46.1%	(17)	-11.6%
Other expenses	405	448	398	(43)	-9.6%	7	1.8%
Total noninterest expense	6,404	6,040	6,110	364	6.0%	294	4.8%

Income (loss) before provision (benefit) for income taxes	968	893	(1,090)	75	8.4%	2,058	188.8%
Provision (benefit) for income taxes	242	212	(343)	30	14.2%	585	170.6%
Net income (loss)	726	681	(747)	45	6.6%	1,473	197.2%
Preferred stock dividends & discount accretion	385	379	372	6	1.6%	13	3.5%
Income available (loss attributable) to common shareholders	$341	$302	$(1,119)	$39	12.9%	$1,460	130.5%

Effective tax rate	25.0%	23.7%	31.5%

Net income (loss) per common share - Basic	$0.05	$0.04	$(0.16)
Net income (loss) per common share - Diluted	$0.05	$0.04	$(0.16)

Weighted average common shares outstanding - Basic	7,176	7,156	7,119
Weighted average common shares outstanding - Diluted	7,467	7,475	7,119

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
September 30, 2010

	Current YTD	Prior YTD	Current YTD VS. Prior YTD
Amounts in thousands, except percentages and per share amounts	9/30/2010	9/30/2009	$	%

INTEREST INCOME
Federal funds sold and interest-bearing deposits	$76	$78	$(2)	-2.6%
Federal Home Loan Bank stock	148	219	(71)	-32.4%

Securities available for sale	3,405	4,670	(1,265)	-27.1%
Securities held to maturity	858	1,167	(309)	-26.5%
Total securities	4,263	5,837	(1,574)	-27.0%

SBA loans	3,977	4,668	(691)	-14.8%
SBA 504 loans	3,270	3,663	(393)	-10.7%
Commercial loans	13,546	15,040	(1,494)	-9.9%
Residential mortgage loans	5,729	5,419	310	5.7%
Consumer loans	2,174	2,383	(209)	-8.8%
Total loans	28,696	31,173	(2,477)	-7.9%

Total interest income	33,183	37,307	(4,124)	-11.1%

INTEREST EXPENSE
Interest-bearing demand deposits	593	801	(208)	-26.0%
Savings deposits	2,268	2,588	(320)	-12.4%
Time deposits	4,952	10,084	(5,132)	-50.9%
Borrowed funds and subordinated debentures	3,232	3,344	(112)	-3.3%
Total interest expense	11,045	16,817	(5,772)	-34.3%

Net interest income	22,138	20,490	1,648	8.0%
Provision for loan losses	4,500	6,000	(1,500)	-25.0%
Net interest income after provision for loan losses	17,638	14,490	3,148	21.7%

NONINTEREST INCOME
Branch fee income	1,051	1,038	13	1.3%
Service and loan fee income	705	946	(241)	-25.5%
Gain on sale of SBA loans held for sale, net	416	29	387	1334.5%
Gain on sale of mortgage loans	504	184	320	173.9%
Bank owned life insurance (BOLI)	230	166	64	38.6%
Other-than-temporary impairment charges	-	(1,749)	1,749	100.0%
Net security gains	42	675	(633)	-93.8%
Other income	592	316	276	87.3%
Total noninterest income	3,540	1,605	1,935	120.6%

NONINTEREST EXPENSE
Compensation and benefits	8,781	8,386	395	4.7%
Occupancy	1,910	1,929	(19)	-1.0%
Processing and communications	1,609	1,554	55	3.5%
Furniture and equipment	1,311	1,381	(70)	-5.1%
Professional services	657	780	(123)	-15.8%
Loan collection costs	698	694	4	0.6%
OREO expense	669	193	476	246.6%
Deposit insurance	983	1,361	(378)	-27.8%
Advertising	478	373	105	28.2%
Other expenses	1,288	1,218	70	5.7%
Total noninterest expense	18,384	17,869	515	2.9%

Income (loss) before provision (benefit) for income taxes	2,794	(1,774)	4,568	257.5%
Provision (benefit) for income taxes	639	(559)	1,198	214.3%
Net income (loss)	2,155	(1,215)	3,370	277.4%
Preferred stock dividends & discount accretion	1,136	1,123	13	1.2%
Income available (loss attributable) to common shareholders	$1,019	$(2,338)	$3,357	143.6%

Effective tax rate	22.9%	31.5%

Net income (loss) per common share - Basic	$0.14	$(0.33)
Net income (loss) per common share - Diluted	$0.14	$(0.33)

Weighted average common shares outstanding - Basic	7,161	7,119
Weighted average common shares outstanding - Diluted	7,417	7,119

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2010

	For the Three Months Ended
	September 30, 2010			June 30, 2010
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$30,939	$21	0.27%	$41,695	$29	0.28%
Federal Home Loan Bank stock	4,656	65	5.54%	4,656	49	4.22%

Securities available for sale	115,876	1,085	3.75%	120,333	1,068	3.55%
Securities held to maturity	22,148	275	4.97%	23,300	256	4.39%
Total securities (A)	138,024	1,360	3.94%	143,633	1,324	3.69%

SBA loans	94,723	1,225	5.17%	98,214	1,300	5.29%
SBA 504 loans	65,506	1,093	6.62%	66,318	1,091	6.60%
Commercial loans	283,267	4,454	6.24%	285,709	4,488	6.30%
Residential mortgage loans	132,031	1,808	5.48%	133,379	1,959	5.87%
Consumer loans	57,315	719	4.98%	58,718	724	4.95%
Total loans (A), (B)	632,842	9,299	5.85%	642,338	9,562	5.97%

Total interest-earning assets	$806,461	$10,745	5.30%	$832,322	$10,964	5.28%

Noninterest-earning assets:
Cash and due from banks	20,469			21,959
Allowance for loan losses	(14,725)			(14,678)
Other assets	41,374			42,289
Total noninterest-earning assets	47,118			49,570

Total assets	$853,579			$881,892

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$95,348	$148	0.62%	$100,108	$188	0.75%
Savings deposits	290,017	639	0.87%	292,543	728	1.00%
Time deposits	203,346	1,450	2.83%	227,722	1,687	2.97%
Total interest-bearing deposits	588,711	2,237	1.51%	620,373	2,603	1.68%
Borrowed funds and subordinated debentures	103,296	1,077	4.08%	101,907	1,078	4.18%

Total interest-bearing liabilities	$692,007	$3,314	1.89%	$722,280	$3,681	2.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	87,644			86,772
Other liabilities	4,115			4,313
Total noninterest-bearing liabilities	91,759			91,085

Total shareholders' equity	69,813			68,527

Total liabilities and shareholders' equity	$853,579			$881,892

Net interest spread		$7,431	3.41%		$7,283	3.24%
Tax-equivalent basis adjustment		(19)			(20)
Net interest income		$7,412			$7,263
Net interest margin			3.66%			3.51%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2010

	For the Three Months Ended
	September 30, 2010			September 30, 2009
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$30,939	$21	0.27%	$32,940	$32	0.39%
Federal Home Loan Bank stock	4,656	65	5.54%	4,677	101	8.57%

Securities available for sale	115,876	1,085	3.75%	131,360	1,495	4.55%
Securities held to maturity	22,148	275	4.97%	31,418	407	5.18%
Total securities (A)	138,024	1,360	3.94%	162,778	1,902	4.67%

SBA loans	94,723	1,225	5.17%	102,691	1,498	5.83%
SBA 504 loans	65,506	1,093	6.62%	71,764	1,147	6.34%
Commercial loans	283,267	4,454	6.24%	301,010	4,973	6.55%
Residential mortgage loans	132,031	1,808	5.48%	123,786	1,772	5.73%
Consumer loans	57,315	719	4.98%	62,459	791	5.02%
Total loans (A), (B)	632,842	9,299	5.85%	661,710	10,181	6.12%

Total interest-earning assets	$806,461	$10,745	5.30%	$862,105	$12,216	5.64%

Noninterest-earning assets:
Cash and due from banks	20,469			18,502
Allowance for loan losses	(14,725)			(11,478)
Other assets	41,374			34,355
Total noninterest-earning assets	47,118			41,379

Total assets	$853,579			$903,484

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$95,348	$148	0.62%	$88,284	$264	1.19%
Savings deposits	290,017	639	0.87%	239,427	1,032	1.71%
Time deposits	203,346	1,450	2.83%	323,484	2,950	3.62%
Total interest-bearing deposits	588,711	2,237	1.51%	651,195	4,246	2.59%
Borrowed funds and subordinated debentures	103,296	1,077	4.08%	100,465	1,081	4.21%

Total interest-bearing liabilities	$692,007	$3,314	1.89%	$751,660	$5,327	2.80%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	87,644			79,965
Other liabilities	4,115			4,945
Total noninterest-bearing liabilities	91,759			84,910

Total shareholders' equity	69,813			66,914

Total liabilities and shareholders' equity	$853,579			$903,484

Net interest spread		$7,431	3.41%		$6,889	2.84%
Tax-equivalent basis adjustment		(19)			(31)
Net interest income		$7,412			$6,858
Net interest margin			3.66%			3.17%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
September 30, 2010

	For the Nine Months Ended
	September 30, 2010			September 30, 2009
Amounts in thousands, except percentages	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$35,037	$76	0.29%	$19,222	$78	0.54%
Federal Home Loan Bank stock	4,663	148	4.24%	5,190	219	5.64%

Securities available for sale	122,445	3,446	3.75%	133,446	4,709	4.71%
Securities held to maturity	24,238	885	4.87%	33,277	1,222	4.90%
Total securities (A)	146,683	4,331	3.94%	166,723	5,931	4.74%

SBA loans	97,013	3,977	5.47%	103,321	4,668	6.02%
SBA 504 loans	67,405	3,270	6.49%	74,266	3,663	6.59%
Commercial loans	286,978	13,546	6.31%	303,234	15,040	6.63%
Residential mortgage loans	133,331	5,729	5.73%	125,667	5,419	5.75%
Consumer loans	58,595	2,174	4.96%	62,630	2,383	5.09%
Total loans (A), (B)	643,322	28,696	5.96%	669,118	31,173	6.22%

Total interest-earning assets	$829,705	$33,251	5.35%	$860,253	$37,401	5.81%

Noninterest-earning assets:
Cash and due from banks	21,458			18,838
Allowance for loan losses	(14,662)			(11,173)
Other assets	41,521			33,409
Total noninterest-earning assets	48,317			41,074

Total assets	$878,022			$901,327

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$99,323	$593	0.80%	$86,232	$801	1.24%
Savings deposits	290,606	2,268	1.04%	192,559	2,588	1.80%
Time deposits	227,438	4,952	2.91%	357,073	10,084	3.78%
Total interest-bearing deposits	617,367	7,813	1.69%	635,864	13,473	2.83%
Borrowed funds and subordinated debentures	101,911	3,232	4.18%	116,427	3,344	3.79%

Total interest-bearing liabilities	$719,278	$11,045	2.04%	$752,291	$16,817	2.98%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	85,876			77,730
Other liabilities	4,166			4,297
Total noninterest-bearing liabilities	90,042			82,027

Total shareholders' equity	68,702			67,009

Total liabilities and shareholders' equity	$878,022			$901,327

Net interest spread		$22,206	3.31%		$20,584	2.83%
Tax-equivalent basis adjustment		(68)			(94)
Net interest income		$22,138			$20,490
Net interest margin			3.58%			3.20%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
September 30, 2010

Amounts in thousands, except percentages	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$13,946	$14,055	$13,842	$12,445	$10,665
Provision for loan losses charged to expense	1,500	1,500	1,500	2,000	3,000
	15,446	15,555	15,342	14,445	13,665
Less: Chargeoffs
SBA loans	389	517	-	-	448
SBA 504 loans	-	-	750	500	-
Commercial loans	989	1,038	485	125	674
Residential mortgage loans	95	115	100	-	125
Consumer loans	9	2	-	5	11
Total chargeoffs	1,482	1,672	1,335	630	1,258
Add: Recoveries
SBA loans	17	53	45	23	14
SBA 504 loans	-	-	-	-	22
Commercial loans	178	10	3	3	-
Residential mortgage loans	-	-	-	-	-
Consumer loans	4	-	-	1	2
Total recoveries	199	63	48	27	38
Net chargeoffs	1,283	1,609	1,287	603	1,220
Balance, end of period	$14,163	$13,946	$14,055	$13,842	$12,445

LOAN QUALITY INFORMATION:
Nonperforming loans	$27,304	$26,071	$26,654	$25,496	$24,687
Other real estate owned (OREO)	5,773	3,728	3,318	1,530	2,774
Nonperforming assets	33,077	29,799	29,972	27,026	27,461
Less: Amount guaranteed by Small Business Administration	2,094	1,436	2,205	1,931	1,759
Net nonperforming assets	$30,983	$28,363	$27,767	$25,095	$25,702

Loans 90 days past due & still accruing	$2,467	$2,780	$3,061	$2,286	$1,609

Allowance for loan losses to:
Total loans at quarter end	2.25%	2.19%	2.16%	2.11%	1.90%
Nonperforming loans	51.87%	53.49%	52.73%	54.29%	50.41%
Nonperforming assets	42.82%	46.80%	46.89%	51.22%	45.32%
Net nonperforming assets	45.71%	49.17%	50.62%	55.16%	48.42%

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	1.56%	1.89%	-0.19%	-0.09%	1.68%
SBA 504 loans	0.00%	0.00%	4.32%	2.78%	-0.12%
Commercial loans	1.14%	1.44%	0.67%	0.16%	0.89%
Residential mortgage loans	0.29%	0.35%	0.30%	0.00%	0.40%
Consumer loans	0.03%	0.01%	0.00%	0.03%	0.06%
Total loans	0.80%	1.00%	0.80%	0.36%	0.73%

Nonperforming loans to total loans	4.34%	4.09%	4.09%	3.88%	3.76%
Nonperforming assets to total loans and OREO	5.21%	4.65%	4.58%	4.10%	4.17%
Nonperforming assets to total assets	3.91%	3.43%	3.37%	2.90%	2.98%

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
September 30, 2010

Amounts in thousands, except percentages and per share amounts	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

SUMMARY OF INCOME:
Total interest income	$10,726	$10,944	$11,513	$12,101	$12,185
Total interest expense	3,314	3,681	4,049	4,766	5,327
Net interest income	7,412	7,263	7,464	7,335	6,858
Provision for loan losses	1,500	1,500	1,500	2,000	3,000
Net interest income after provision for loan losses	5,912	5,763	5,964	5,335	3,858
Total noninterest income (loss)	1,460	1,170	910	535	1,162
Total noninterest expense	6,404	6,040	5,941	6,076	6,110
Income (loss) before provision (benefit) for income taxes	968	893	933	(206)	(1,090)
Provision (benefit) for income taxes	242	212	185	(340)	(343)
Net income (loss)	726	681	748	134	(747)
Preferred stock dividends & discount accretion	385	379	373	373	372
Income available (loss attributable) to common shareholders	$341	$302	$375	$(239)	$(1,119)

Net income (loss) per common share - Basic	$0.05	$0.04	$0.05	$(0.03)	$(0.16)
Net income (loss) per common share - Diluted	$0.05	$0.04	$0.05	$(0.03)	$(0.16)

COMMON SHARE DATA:
Market price per share	$5.25	$5.35	$5.29	$4.02	$4.20
Dividends paid	$-	$-	$-	$-	$-
Book value per common share	$7.19	$7.11	$7.00	$6.90	$6.88
QTD weighted average shares - basic	7,176	7,156	7,150	7,126	7,119
QTD weighted average shares - diluted	7,467	7,475	7,294	7,126	7,119
Outstanding common shares	7,207	7,154	7,156	7,144	7,119

OPERATING RATIOS (Annualized):
Return (loss) on average assets	0.34%	0.31%	0.34%	0.06%	-0.33%
Return (loss) on average equity	2.66%	2.43%	3.09%	-1.95%	-9.14%
Effficiency ratio	72.47%	71.66%	70.98%	71.05%	77.72%

BALANCE SHEET DATA:
Total assets	$846,385	$869,735	$889,927	$930,357	$922,689
Total deposits	670,158	693,232	714,802	758,239	750,665
Total loans	629,516	637,180	651,200	657,016	656,520
Total securities	134,820	143,662	138,442	169,022	171,501
Total shareholders' equity	70,730	69,633	68,712	67,865	67,385
Allowance for loan losses	(14,163)	(13,946)	(14,055)	(13,842)	(12,445)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.30%	5.28%	5.47%	5.45%	5.64%
Interest-bearing liabilities	1.89%	2.04%	2.20%	2.44%	2.80%
Net interest spread	3.41%	3.24%	3.27%	3.01%	2.84%
Net interest margin	3.66%	3.51%	3.57%	3.30%	3.17%

CREDIT QUALITY:
Nonperforming assets	$33,077	$29,799	$29,972	$27,026	$27,461
QTD net chargeoffs (annualized) to QTD average loans	0.80%	1.00%	0.80%	0.36%	0.73%
Allowance for loan losses to total loans	2.25%	2.19%	2.16%	2.11%	1.90%
Nonperforming assets to total loans and OREO	5.21%	4.65%	4.58%	4.10%	4.17%
Nonperforming assets to total assets	3.91%	3.43%	3.37%	2.90%	2.98%

CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.36%	8.01%	7.72%	7.29%	7.30%
Leverage ratio	9.83%	9.43%	9.18%	8.83%	9.08%
Tier 1 risk-based capital ratio	12.67%	12.39%	12.02%	11.75%	11.83%
Total risk-based capital ratio	13.93%	13.65%	13.28%	13.01%	13.09%
Number of banking offices	16	16	16	16	16
Number of ATMs	18	18	19	19	19
Number of employees	173	165	171	174	174